                                                                    Exhibit 13.1

  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICERS AND PRINCIPAL FINANCIAL OFFICER

                       PURSUANT TO 18 U.S.C. SECTION 1350,
                          AND PURSUANT TO SECTION 906
                       OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report on Form 20-F of China GrenTech Corporation Limited (the "Company") for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Gao Yingjie, as Chairman of the board of directors of the Company and the Chief Executive Officer, and Yu Rong, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Gao Yingjie
-------------------
Name: Gao Yingjie
Title: Chairman of the board of directors and the Chief Executive Officer
Date: May 4, 2007

By: /s/ Yu Rong
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Name: Yu Rong
Title: Chief Financial Officer
Date: May 4, 2007

     This certification accompanies the Report pursuant to Rule 13a-14(b) under the Exchange Act and 18 U.S.C. Section 1350 and shall not be deemed "filed" by the Company for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section